                                                                   EXHIBIT 10.16


                             EMPLOYMENT AGREEMENT



                                    Between

                             INTERMET CORPORATION

                                      And

                               JOHN E. DODDRIDGE

                               TABLE OF CONTENTS

                                                             PAGE
ARTICLE I - Duties...........................................   1
    1.01  Duties.............................................   1
    1.02  Other Activities...................................   1

ARTICLE II - Term of Agreement...............................   2
    2.01  Term...............................................   2

ARTICLE III - Compensation...................................   2
    3.01  Base Salary........................................   2
    3.02  Bonus..............................................   2

ARTICLE IV - Other Benefits..................................   3
    4.01  Incentive, Savings and Retirement Plans............   3
    4.02  Welfare Benefits...................................   3
    4.03  Fringe Benefits....................................   3
    4.04  Expenses...........................................   3
    4.05  Automobile.........................................   4
    4.06  Office and Support Staff...........................   4
    4.07  Vacation...........................................   4

ARTICLE V - Termination of Employment........................   4
    5.01  Termination of Employment for Cause or Other Than
          for Good Reason....................................   4
    5.02  Termination of Employment for Death or Disability..   5
    5.03  Termination of Employment By The Company Without
          Cause Or By the Executive for Good Reason..........   6
    5.04  Other Termination Benefits.........................   6

ARTICLE VI - Certain Definitions.............................   7
    6.01  "Disability".......................................   7
    6.02  "Cause"............................................   7
    6.03  "Good Reason"......................................   7
    6.04  "Date of Termination"..............................   8

ARTICLE VII - Restrictive Covenants..........................   8
    7.01  Trade Secrets, Confidential and Proprietary
          Business Information...............................   8
    7.02  Non-Competition....................................   9
    7.03  Undertaking Regarding Employees....................  10
    7.04  Disclosure of Employee-Created Trade Secrets,
          Confidential and Proprietary Business Information..  10
    7.05  Survival of Undertakings and Injunctive Relief.....  10

ARTICLE VIII - Miscellaneous.................................  11
    8.01  Expenses...........................................  11
    8.02  Full Settlement....................................  11
    8.03  Assignment, Successors.............................  12

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                             PAGE
    8.04  Beneficiary........................................  12
    8.05  Nonalienation of Benefits..........................  12
    8.06  Severability.......................................  12
    8.07  Amendment and Waiver...............................  13
    8.08  Notices............................................  13
    8.09  Counterpart Originals..............................  13
    8.10  Entire Agreement...................................  13
    8.11  Effect on Other Agreements.........................  14
    8.12  Applicable Law.....................................  14

                             EMPLOYMENT AGREEMENT
                             --------------------


    THIS AGREEMENT, dated as of the 1st day of December, 1994, is made by and between INTERMET CORPORATION, a Georgia corporation having its principal place of business in Atlanta, Georgia (the "Company"), and JOHN E. DODDRIDGE, a resident of Bloomfield Hills, Michigan (the "Executive").

    The Company desires to continue the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

    Accordingly, the Company and the Executive agree as follows:


                                   ARTICLE I

                                    Duties

   1.01  Duties.  The Executive shall be the Chief Executive Officer of the
         ------
Company, and both a member of and the Chairman of the Board of Directors of the Company (the "Board"), and shall assume the duties and responsibilities commensurate with those positions, it being contemplated that the shareholders and Directors of the Company will elect and re-elect the Executive to those offices throughout the Contract Term (as defined in Section 2.01). The Executive will report solely to the Board. During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's positions as described herein.

   1.02  Other Activities.  During the Contract Term (as defined in Section
         ----------------
2.01), it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions or
(c) manage personal investments, so long as such activities are consistent with the policies of the Company as of the date hereof and do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement.


                                  ARTICLE II

                               Term of Agreement

   2.01  Term.  Subject to the termination provisions hereinafter provided, the
         ----
term ("Contract Term") of this Agreement shall commence on October 27, 1994 and end on December 31, 1997;

provided, however, that if written notice that this Agreement is not being extended is not given by the Company or the Executive on or before December 31, 1995, the Contract Term shall be automatically extended each day commencing with December 31, 1995 for an additional day such that commencing December 31, 1995, this Agreement shall perpetually have an unexpired term of two (2) years until the date written notice is provided by either the Company or the Executive that this Agreement is not to be further extended.


                                  ARTICLE III

                                 Compensation

   3.01  Base Salary.  During the Contract Term, the Company shall pay or cause
         -----------
to be paid to the Executive in cash, in accordance with the normal payroll practices of the Company for peer executives, in installments not less frequently than monthly, an annual base salary ("Annual Base Salary") equal to $350,000 for each year of the Contract Term. The Company may from time to time increase the Executive's Annual Base Salary, provided that it shall not be reduced after any such increase, and the term Annual Base Salary as used in this Agreement shall refer to the Annual Base Salary as so increased.

   3.02  Bonus.  The Company shall pay or cause to be paid to the Executive a
         -----
bonus ("Annual Bonus") for each year of the Contract Term equal to one-half of one percent (0.5%) of the Company's income for the fiscal year the last day of which falls within the calendar year with respect to which the bonus is payable, calculated in accordance with generally accepted accounting principles consistently applied, prior to deduction for applicable federal, state and local taxes, and prior to payment of executive bonuses and minority interest payments with respect to subsidiaries and affiliates of the Company of which the Company owns less than 100%; provided, however, that for fiscal years ending on or before December 31, 1997 the Annual Bonus shall be not less than $150,000 ("Guaranteed Annual Bonus"); and further provided, that for the first year of the Contract Term, the Annual Bonus shall be equal to a time-prorated fraction of the amount described above.


                                  ARTICLE IV

                                Other Benefits

   4.01  Incentive, Savings and Retirement Plans.  In addition to Annual Base
         ---------------------------------------
Salary and Guaranteed Annual Bonus, the Executive shall be entitled to participate during the Contract Term in all incentive savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company, including, without limitation:

    (a) Stock Options.  The Company hereby agrees to grant to the Executive, as
        -------------
    of December 1, 1994, an option to purchase 100,000 shares of the common stock of the Company, par value $0.10 per share, pursuant to the terms of the Intermet Corporation Key Individual Stock Option Plan, at an exercise price of $5.75 per share. The option shall be immediately exercisable in accordance with and subject to the terms of the Intermet Corporation Special Stock Option Agreement which is attached hereto as Exhibit A.

    (b) Restricted Stock.  The Company hereby agrees to grant to the Executive,
        ----------------
    on December 1, 1994, an award of restricted stock of 50,000 shares of common stock of the Company ("Restricted Stock"). Subject to the terms of the Intermet Corporation Restricted Stock Award Agreement attached hereto as Exhibit B, of the Restricted Stock, 20,000 shares shall be fully vested and nonforfeitable on the date of grant, and of the remaining 30,000 shares, 10,000 shall become fully vested and nonforfeitable on each of December 1, 1995, December 1, 1996 and December 1, 1997.

   4.02  Welfare Benefits.  During the Contract Term, the Executive and/or the
         ----------------
Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) and applicable to other peer executives of the Company.

   4.03  Fringe Benefits.  During the Contract Term, the Executive shall be
         ---------------
entitled to fringe benefits applicable to other peer executives of the Company.

   4.04  Expenses.  During the Contract Term, the Executive shall be entitled to
         --------
receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to peer executives of the Company.

   4.05  Automobile.  During the Contract Term and in accordance with its
         ----------
applicable policies, the Company shall furnish to the Executive an automobile of his choice, which is an American luxury car equivalent to a Cadillac STS. The Employer shall pay for all expenses associated with the use and enjoyment of the automobile; and shall replace the automobile with a new one on a schedule not less frequently than once every three years. The Company shall issue the Executive a copy of IRS Form 1099 for tax purposes which reflects the value of the Executive's personal use of the vehicle, and shall pay to the Executive an amount in cash ("Gross-up Payment") which, after reducing such payment by the amount of federal, state, city and other income and other taxes applicable to the Gross-up Payment, will equal the amount of federal, state, city and other income and other taxes which must be paid by the Executive with respect to the value of the Executive's personal use of the vehicle.

   4.06  Office and Support Staff.  During the Contract Term, the Executive
         ------------------------
shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance provided with respect to other peer executives of the Company, but which is consistent with his positions as Chief Executive Officer and Chairman of the Board.

   4.07  Vacation.  During the Contract Term, the Executive shall be entitled to
         --------
paid vacation time in accordance with the plans, practices, policies, and programs applicable to other peer executives of the Company, but not less than four weeks for each calendar year.


                                   ARTICLE V

                           Termination of Employment

   5.01  Termination of Employment for Cause or Other Than for Good Reason.
         -----------------------------------------------------------------
If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, then the Company shall pay to the Executive in a lump sum immediately after the Date of Termination that portion of the Executive's Annual Base Salary which is accrued but unpaid as of such Date of Termination, but the Executive will not be entitled to receive any other compensation or benefits under this Agreement. Notwithstanding the foregoing, no termination of employment for Cause shall be valid unless, no fewer than seven (7) days prior to the Date of Termination, the Company provides the Executive with written notice of its intent to consider termination of the Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration. Thereafter, for a period of not less than 14 days after the date notice of termination is provided, the Executive shall have the opportunity to appear before the Board, with or without legal representation, at the Executive's election, to present arguments on his own behalf. Following such presentation to the Board, the Executive shall be terminated for Cause only if (a) three-quarters (3/4) of the members of the Board determine that the actions of the Executive constituted Cause and that the Executive's employment should accordingly be terminated for Cause; and (b) the Board provides the Executive with a written determination setting forth in full specificity the basis of such termination of employment.

   5.02  Termination of Employment for Death or Disability.  If, before the end
         -------------------------------------------------
of the Contract Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive (or to the Executive's Beneficiary, as defined in Section 8.04) in a lump sum immediately after the Date of Termination an amount which is equal to the sum of the amounts specified in Sections 5.02(a), (b) and (c) and shall pay as provided in Section 5.02(d) the amounts specified in Section 5.02(d):

    (a) that portion of the Executive's Annual Base Salary which is accrued but unpaid as of the Date of Termination, and

    (b) the amount of any Annual Bonus accrued during any period which ended during the Contract Term prior to the Date of Termination, but which is unpaid as of the Date of Termination, and

    (c) the Executive's prorata bonus ("Prorata Bonus") for any period that has not ended prior to Date of Termination ("Termination Performance Period"), which shall be equal to the product of the Annual Bonus (equal to the Executive's Annual Bonus for the fiscal year immediately preceding the Date of Termination or, if the Date of Termination occurs prior to the end of the first full fiscal year of the Contract Term, equal to $150,000), multiplied by a fraction, the numerator of which is the number of days in the Termination Performance Period which elapsed prior to the Date of Termination, and the denominator of which is the total number of days in the Termination Performance Period, and

    (d) an amount equal to the product of two times the Executive's Annual Base Salary and Guaranteed Annual Bonus, payable in normal payroll period installments.

   5.03  Termination of Employment By The Company Without Cause Or By the
         ----------------------------------------------------------------
Executive for Good Reason.  If, before the end of the Contract Term, the
- -------------------------
Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall receive, in a lump sum in cash payable immediately after the Date of Termination, an amount equal to the sum of the following:

    (a) that portion of the Executive's Annual Base Salary and any Guaranteed Annual Bonus which is accrued but unpaid as of the Date of Termination,

    (b) the amount of the Executive's Annual Base Salary which would be payable for the period beginning on the Date of Termination and ending on the last day of the Contract Term,

    (c) the amount of the Executive's Annual Bonus for the remainder of the Contract Term, equal to the Executive's Annual Bonus for the fiscal year immediately preceding the Date of Termination (or, if the Date of Termination occurs prior to the end of the first full fiscal year of the Contract Term, equal to $150,000), multiplied by a fraction the numerator of which is the number of full years and portions of years between the Termination Date and the last day of the Contract Term, and the denominator of which is the total number of years in the Contract Term,

    (d) the total amount (if any) of the Executive's unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which are forfeited on account of the Executive's employment being terminated, and

    (e) the benefits to which the Executive was entitled during the Contract Term under Section 4.02 hereof. Notwithstanding the foregoing and Section 8.02, the amount of any benefits provided under Section 5.03(e) shall be reduced or eliminated to the extent the Executive becomes entitled to duplicative benefits by virtue of his subsequent employment after the Date of Termination.

   5.04  Other Termination Benefits.  In addition to any amounts or benefits
         --------------------------
payable upon termination of employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits explicitly provided under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.


                                  ARTICLE VI

                              Certain Definitions

   6.01  "Disability" means any medically determinable physical or mental
          ----------
impairment, that can be expected to last for a continuous period of not less than six (6) months, and that renders the Executive unable to perform the duties required under this Agreement. The date of the determination of Disability is the date on which the Executive is certified as having incurred a Disability by a physician acceptable to the Company.

   6.02  "Cause" means (a) the Executive's committing any felony or other crime
          -----
involving dishonesty; (b) any serious misconduct in the course of the Executive's employment; or (c) the Executive's habitual neglect of the Executive's duties (other than on account of Disability), except that (d) Cause shall not mean:

               (1) bad judgment or negligence other than habitual neglect of duty;

               (2) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled);

               (3) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under the By-Laws of the Company, any applicable indemnification agreement or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission; or

               (4) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve
          (12) months after the earliest date on which any member of the Board who is not a party to the act or omission, knew or should have known of such act or omission.

   6.03  "Good Reason" means the occurrence of any one of the following events:
          -----------

          (a) the failure of the shareholders and the Directors of the Company to elect and re-elect the Executive Chief Executive Officer and a member of the Board and Chairman of the Board,

          (b) assignment to the Executive of any duties materially and adversely inconsistent with the Executive's position as specified in Article I hereof (or such other position to which he may be promoted), including status, offices, or responsibilities as contemplated under Article I of this Agreement (but excluding a diminution of title which does not result in a diminution of status, offices or responsibilities), or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities,

          (c) the failure of the Company to assign this Agreement to a successor to the Company,

          (d)  any failure by the Company to comply with the provisions of
    Article III of this Agreement,

          (e) the Company's requiring, without the Executive's written consent, the Executive to be based at any office or location more than 50 miles from the Atlanta office, or

          (f) any material adverse change to the terms and conditions of the Executive's employment under this Agreement;

if the Company fails to cure such event within 30 days after written notice from the Executive; provided, however, that if the event is intentional, knowing or repeated, the Executive shall not be required to provide written notice or an opportunity to cure.

   6.04  "Date of Termination" means the date as of which the Executive's
          -------------------
employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.


                                  ARTICLE VII

                             Restrictive Covenants

   7.01  Trade Secrets, Confidential and Proprietary Business Information
         ----------------------------------------------------------------

          (a) The Company has advised the Executive and the Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. "Protected Information" means trade secrets, confidential and proprietary business information of the Company, any information of the Company other than information which has entered the public domain (unless such information entered the public domain through the efforts of or on account of the Executive), and all valuable and unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees and customers, which give the Company a competitive advantage over those who do not know the information and techniques and which are protected by the Company from unauthorized disclosure, including but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees.

          (b) The Executive acknowledges that the Executive will acquire Protected Information with respect to the Company and its successors in interest, which information is a valuable, special and unique asset of the Company's business and operations and that disclosure of such Protected Information would cause irreparable damage to the Company.

          (c) The Executive shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm corporation, association or other entity (otherwise than as may be required in the regular course of the Executive's employment) nor use in any manner, either during or after termination of employment by the Company, any Protected Information, or cause any such information of the Company to enter the public domain.

   7.02  Non-Competition.
         ---------------

          (a) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, if the Executive's employment is terminated for any reason other than termination of employment without Cause or for Good Reason, thereafter for a period of one (1) year, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined in Section 7.02(c).

          (b) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, if the Executive's employment is terminated for any reason, thereafter for a period of one (1) year, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this
Section 7.02 shall, however, restrict the Executive from making any investment in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give the Executive the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment.

          (c) For the purpose of this Section 7.02, "Prohibited Business" shall be defined as any business and any branch, office or operation thereof, which is a direct and material competitor of the Company wherever the Company does business, in the United States or abroad, and which has established or seeks to establish contact, in whatever form (including but not limited to solicitation of sales, or the receipt or submission of bids) with any entity who is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government.)

   7.03  Undertaking Regarding Employees.  From the date hereof until two years
         -------------------------------
after the Executive's Date of Termination, the Executive shall not, directly or indirectly (a) encourage any employee of the Company or its successors in interest to leave their employment with the Company or its successors in interest; or (b) employ, hire, solicit or cause to be employed or hired or solicited (other than by the Company or its successors in interest), or establish a business with, or encourage others to hire, any person who within two (2) years prior thereto was employed by the Company or its successors in interest.

   7.04  Disclosure of Employee-Created Trade Secrets, Confidential and
         --------------------------------------------------------------
Proprietary Business Information.  The Executive agrees to promptly disclose to
- --------------------------------
the Company all Protected Information developed in whole or in part by the Executive during the Executive's employment with the Company and which relate to the Company's business. Such Protected Information is, and shall remain, the exclusive property of the Company. All writings created during the Executive's employment with the Company (excluding writings unrelated to the Company's business) are considered to be "works-for-hire" for the benefit of the Company and the Company shall own all rights in such writings.

   7.05  Survival of Undertakings and Injunctive Relief.
         ----------------------------------------------

          (a) The provisions of Sections 7.01, 7.02, 7.03 and 7.04 shall survive the termination of the Executive's employment with the Company irrespective of the reasons therefor.

          (b) The Executive acknowledges and agrees that the restrictions imposed upon the Executive by Sections 7.01, 7.02, 7.03 and 7.04 and the purpose of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of the Company without unduly restricting the Executive's future employment by others. Furthermore, the Executive acknowledges that, in view of the Protected Information which the Executive has or will acquire or has or will have access to and in view of the necessity of the restrictions contained in Sections 7.01, 7.02, 7.03 and 7.04, any violation of any provision of sections 7.01, 7.02, 7.03 and 7.04 hereof would cause irreparable injury to the Company and its successors in interest with respect to the resulting disruption in their operations. By reason of the foregoing, the Executive consents and agrees that if the Executive violates any of the provisions of Sections 7.01, 7.02, 7.03 or 7.04 of this Agreement, the

Company and its successors in interest as the case may be, shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining the Executive from committing or continuing any violation of such Sections of this Agreement.

    In the event of any such violation of Sections 7.01, 7.02, 7.03 and 7.04 of this Agreement, the Executive further agrees that the time periods set forth in such Sections shall be extended by the period of such violation.


                                 ARTICLE VIII

                                 Miscellaneous

   8.01  Expenses.
         --------

          (a) If the Executive incurs legal or other fees and expenses in an effort to establish entitlement to benefits under this Agreement, unless a court of competent jurisdiction determines that such effort was brought without a reasonable basis or has conducted in bad faith, the Company shall reimburse the Executive for such fees and expenses.

          (b) The Company shall provide reimbursement of fees and expenses, as described in paragraph (a) above, to the Executive on a monthly basis upon the Executive's written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

   8.02  Full Settlement.  The Company's obligation to make the payments
         ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. If the Company fails to make any payment payable hereunder within 10 days after such amounts are due, then the Executive shall be entitled to receive interest, compounded monthly, on the unpaid amount, at a rate equal to the highest interest rate applicable to the Company in its borrowing of funds from any third party during the period of nonpayment, and if no such rate is determinable, or if higher, at a rate equal to one percent above the prime commercial lending rate announced by Trust Company Bank, N.A. in effect from time to time during the period of such nonpayment. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by the Executive as result of employment by another employer.

   8.03  Assignment, Successors.  The Company may freely assign its respective
         ----------------------
rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

   8.04  Beneficiary.  If the Executive dies prior to receiving all of the
         -----------
salary and bonus payable hereunder, such salary and bonus shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive ("Beneficiary") and if no such Beneficiary is designated, to the Executive's estate.

   8.05  Nonalienation of Benefits.  Benefits payable under this Agreement
         -------------------------
shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

   8.06  Severability.  If all or any part of this Agreement is declared by any
         ------------
court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

   8.07  Amendment and Waiver.  This Agreement shall not be altered, amended or
         --------------------
modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

   8.08  Notices.  All notices and other communications hereunder shall be in
         -------
writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Company:  Intermet Corporation
                        Suite 1600
                        2859 Paces Ferry Road
                        Atlanta, Georgia 30339
                        Attn:  General Counsel

                             and

                        Intermet Corporation
                        Suite 1600
                        2859 Paces Ferry Road
                        Atlanta, Georgia 30339
                        Attn:  Vice President, Finance

    If to the Executive: John E. Doddridge
                         347 Pine Ridge Drive
                         Bloomfield Hills, Michigan 48304

    with a copy to:     Roger C. Siske
                        Sonnenschein Nath & Rosenthal
                        8000 Sears Tower
                        Chicago, Illinois 60606-6404

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

   8.09  Counterpart Originals.  This Agreement may be executed in several
         ---------------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

   8.10  Entire Agreement.  This Agreement forms the entire agreement between
         ----------------
the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

   8.11  Effect on Other Agreements.  This Agreement shall supersede all prior
         --------------------------
agreements, promises and representations regarding severance or other payments contingent upon termination of employment.

   8.12  Applicable Law.  The provisions of this Agreement shall be interpreted
         --------------
and construed in accordance with the laws of the state of Georgia, without regard to its choice of law principles.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        INTERMET CORPORATION

                                               Vernon R. Alden
                                        By:-----------------------------------


                                           /s/ John E. Doddridge
                                        --------------------------------------
                                                JOHN E. DODDRIDGE

                                   EXHIBIT A
                                   ---------

                             INTERMET CORPORATION
                            STOCK OPTION AGREEMENT


          This Stock Option Agreement (hereinafter referred to as the "Agreement"), is made and entered into as of this 1st day of December, 1994, by and between INTERMET CORPORATION, a corporation organized under the laws of the State of Georgia (hereinafter together with its subsidiaries referred to collectively as the "Company"), and JOHN DODDRIDGE (hereinafter referred to as the "Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, in order to induce the Executive to enter into employment by the Company as its Chief Executive Officer, the Board of Directors of the Company has authorized the Company to grant certain stock options to the Executive on the terms and conditions herein contained;

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants hereinafter set forth and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Grant of Option.  Subject to the terms and conditions of this
              ---------------
Agreement, the Company hereby grants to the Executive the right and option to purchase One Hundred Thousand (100,000) shares of Company Common Stock, $0.10 par value (this "Option"), exercisable in accordance with the provisions of
Section 3.

          2. Term of Option.  Subject to earlier termination as provided in
             --------------
Section 3, the term of this Option is ten (10) years from the date of this Agreement. In no event may this Option be exercised as to any shares covered by this Option after 5:00 P.M. on such date.

          3.  Option Price and Exercise.
              -------------------------

               (a)  Option Price.  The purchase price of each share of Common
                    ------------
               Stock subject to this Option shall be $5.75. This price represents a value which is not less than the fair market value of each such share as of the date of grant of this Option.

               (b)  Manner of Exercise.  This Option shall be exercisable at
                    ------------------
               any time on or after the date hereof. The person then entitled to exercise this Option may exercise the Option in whole or in part from time to time by delivering written notice of exercise to the Secretary of the Company, in person, or by mail, postage prepaid, addressed to the attention of the Secretary of the Company at the location at which the Company then maintains its principal office, and if so mailed, the date of mailing will be considered the date of exercise. Such notice shall be accompanied by payment in full of the total purchase price for the shares being purchased. The Compensation Committee of the Board of Directors of the Company (the "Committee") or the Board of Directors itself (the "Board") may at the time of such exercise, permit such payment to be made, in whole or in part, by transfer and delivery to the Company of shares of Common Stock, free and clear of any liens, encumbrances or charges of any kind, valued at their fair market value as determined by the Committee or the Board in its sole discretion on the date of such exercise. The Company, in the event of exercise by an authorized person other than the Executive, may require proof of the right of such person to exercise this Option. As promptly as practicable after receipt by the Company of the notice to purchase and the full payment of the purchase price of the shares of Common Stock, the Company shall cause to be issued stock certificate(s) for the number of shares of Common Stock being purchased, which shall evidence fully paid and nonassessable shares.

               (c)  Person Who May Exercise Option.  Except as the Committee may
                    ------------------------------
               otherwise permit, during the lifetime of the Executive, this Option shall be exercisable only by the Executive, or if the Executive is disabled, by his duly appointed guardian or legal representative. Upon his death, to the extent that such Option is otherwise exercisable hereunder, this Option may be exercised by the Executive's legal representative or by a person who receives the right to exercise this Option under the Executive's will or by the applicable laws of descent and distribution.

               (d)  Earlier Termination of Option.  This Option shall
                    -----------------------------
               terminate upon the earliest to occur of the following: (i) the expiration of the term of this Option as set forth in Section 2,
               (ii) the expiration of three (3) years after the date of Executive's retirement from the employ of the Company under the Company's retirement plan, (iii) the expiration of one year after the date that the Executive ceases to be an employee of the Company due to Disability, (iv) the expiration of one year after the Executive ceases to be an employee of the Company due to the death of the Executive, (v) the expiration of one year after the date on which the Executive's employment with the Company is terminated by the Company without Cause, or (vi) the date the Executive's employment is terminated by the Company for Cause, or Executive voluntarily terminates his employment. For purposes of this Section 3(d), "Disability" and "Cause" shall be determined in the same manner as under the Employment Agreement between the Company and the Executive.

          4.  Transferability.  Except as the Committee may otherwise permit,
              ---------------
this Agreement and any rights hereunder shall be nontransferable and nonassignable by the Executive or by any other person entitled hereunder to exercise any such rights; provided, however, that upon the death of the Executive any rights granted hereunder shall be transferable, subject to the provisions of subsection 3(c) hereof, by the Executive's will or by the applicable laws of descent and distribution.

          5.  Adjustment of Shares.  In the event of (i) any dividend payable in
              --------------------
shares of Common Stock, (ii) any recapitalization, reclassification, split-up, consolidation of, or other change in, the Common Stock, or (iii) an exchange of the then outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of the Company, or a sale by the Company of all or a substantial portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation; then the number and class of shares or other securities that shall be subject to this Option and/or the purchase price per share which must be paid thereafter upon exercise of this Option shall automatically be appropriately adjusted to reflect the event described in (i), (ii), or (iii) above.

          6.  Registration.  The Company shall, at the time the Executive
              ------------
exercises all or any part of this Option (or at such earlier time as may be permitted by law), prepare and file with the Securities and Exchange Commission a registration statement covering the shares of Common Stock subject to this Option (or such portion of the shares as can then be registered), and the Company will use its best efforts to obtain promptly and maintain the effectiveness of such a registration statement. The Company also agrees to register or qualify the subject securities for sale in such states as may be necessary for the Executive to transfer the shares. The Company shall bear all expenses incurred in the preparation and filing of such registration statement (and related state registrations) and furnishing copies of the prospectus to the Executive.

          If, in the opinion of legal counsel for the Company, the issuance or sale of any shares of Common Stock pursuant to the exercise of this Option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of this Option to the Executive or any other authorized person unless registration statements that comply with the provisions of the Act and any applicable state securities laws in respect of such shares are in effect at that time, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act and any applicable state securities laws, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law.

          7.  Investment Representation.  The Executive hereby represents,
              -------------------------
warrants and agrees that:

               (a) Unless a registration statement is effective at the time of exercise, the shares that shall be purchased under this Agreement will be purchased for his own account for investment purposes only and not with a view to resale or distribution thereof;

               (b) If the shares subject to this Agreement are unregistered, they will be required to be held indefinitely, unless such shares are subsequently registered or an exemption from registration is then available.

If a registration statement has become effective with respect to the shares of Common Stock subject to this Option, the Executive's representations, warranties and agreements in this Section 7 shall no longer apply.

          8.  No Rights as Shareholder or to Employment.  Neither the Executive
              -----------------------------------------
nor any other person authorized to purchase Common Stock upon exercise of this Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to this Option until such shares have been issued and delivered to the Executive or any such person pursuant to the exercise of this Option. Furthermore, this Agreement shall not confer upon the Executive any rights of employment with the Company, including without limitation any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of the Executive at any time with or without cause. Nothing herein contained is intended to supersede any other written agreement between the parties hereto.

          9.  Withholding Taxes.  As a condition of exercise of this Option, the
              -----------------
Company may, in its sole discretion, withhold or require the Executive to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of this Option.

          10.  Heirs and Successors.  This Agreement and all terms and
               --------------------
conditions hereof shall be binding upon the parties hereto, and their respective successors, heirs, legatees and legal representatives.

          11.  Amendment.  The Company hereby reserves the right to amend this
               ---------
Agreement, except that no such amendment shall adversely affect the rights of the Executive hereunder without his written consent.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and the Executive has executed this Agreement under seal, all as of the date first above written.

                                        COMPANY:

    (CORPORATE SEAL)                    INTERMET CORPORATION

ATTEST:

                                        By:  Vernon R. Alden
                                           --------------------------------
                                        Title: Chairman Compensation Committee
By:  Peter C. Bouxsein                        --------------------------------
   -----------------------------
Title: Controller, Asst. Secy
      -----------------------


                                        EXECUTIVE:

                                        /s/ John Doddridge           (SEAL)
                                        -----------------------------
                                        JOHN DODDRIDGE

                                   EXHIBIT B
                                   ---------


                             INTERMET CORPORATION
               STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENT


          THIS AGREEMENT made as of this 1st day of December, 1994, by and between INTERMET CORPORATION, a Georgia corporation (together with its subsidiaries, the "Company"), and JOHN DODDRIDGE ("Executive");

          WHEREAS, in order to induce the Executive to enter into the employment of the Company as its Chief Executive Officer, the Board of Directors of the Company has authorized the Company to make a stock award and to grant a restricted stock award to the Executive, subject to the terms and conditions provided for herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

          1.  Stock Award.  The Company hereby awards to Executive Twenty
              -----------
Thousand (20,000) shares of Common Stock of the Company, free of all liens, encumbrances or restrictions except those imposed by law. The share certificate(s) representing the shares of Common Stock awarded to the Executive under this Section 1 may be legended to reflect any restrictions imposed by law.

          2.  Restricted Stock Award.  (a) Subject to the restrictions in
              ----------------------
Section 3 below, the Company agrees to transfer to Executive on December 1, 1994 ("Transfer Date") Thirty Thousand (30,000) shares of Common Stock of the Company ("Restricted Stock"). On the Transfer Date, a certificate (or certificates) representing the shares of Restricted Stock will be issued in the Executive's name. The certificate(s) will be held in escrow by the Company until the restrictions lapse in accordance with Section 3 below.

          (b) On and after the Transfer Date, the Executive will be considered a shareholder with respect to all of the shares of Restricted Stock (including those shares which remain forfeitable), and shall have all rights and privileges granted to shareholders including the right to vote such shares and to receive all dividends and other distributions with respect to such shares. If, as a result of a stock split, stock dividend, combination of shares, or any other exchange for other securities by reclassification, reorganization, merger, recapitalization or otherwise, the Executive as owner of the shares of Restricted Stock which are still forfeitable is entitled to new, additional or different shares of stock or securities, any such new, additional or different shares or securities shall be subject to the same rights and restrictions as the shares of Restricted Stock which are still forfeitable.

          3.  Restrictions.  The Restricted Stock shall be subject to the
              ------------
following restrictions:

          (a) (i) The shares of Restricted Stock shall become nonforfeitable if the Executive remains employed by the Company from the Transfer Date through certain dates, as set forth in the following schedule:

       If the Executive                    Additional
       Remains Employed                     Number of
       by the Company:                    Vested Shares
       ---------------                    -------------
       Through December 1, 1995              10,000
       Through December 1, 1996              10,000
       Through December 1, 1997              10,000

          (ii) In addition to the vesting provided in (i) above, the Executive shall become 100% vested in all of the shares of Restricted Stock in the event of a Change in Control of the Company, as hereinafter defined. The term "Change in Control" as used herein shall mean (i) the acquisition, directly or indirectly, by any "person" (excluding any "person" who on the date hereof owns or controls 10% or more of the voting power of the Company's Common Stock), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, of securities of the Company representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; provided, that for purposes of this definition, "acquisition" shall not include shares which are received by a person through gift, inheritance, under a will or otherwise through the laws of descent and distribution; provided, further, that if a "person" who owns or controls more than 10% of the voting power of the Company's Common Stock on the date hereof, acquires, directly or indirectly, securities representing an aggregate of 40% of more of the combined voting power of the Company's then outstanding securities, such acquisition shall constitute a Change in Control for purposes of this Agreement; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or, (iii) the occurrence of any other event or circumstance which is not covered by (i) or (ii) above which the Board of Directors determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

          (iii) In addition to the vesting provided in (i) above, if the Executive's employment is terminated by the Company without Cause, by the Executive for Good Reason, or as a result of the Executive's death or Disability, the Executive shall become 100% vested in all of the shares of Restricted Stock as of the date of such termination. If the Executive's employment is terminated by the Company for Cause or Executive voluntarily terminates his employment (other than for Good Reason), all of the shares of Restricted Stock that have not vested as of the date of such termination shall be immediately forfeited and the certificate(s) representing such shares of Restricted Stock shall be cancelled. For purposes of this Section 3(a)(iii), "Cause", "Good Reason" and "Disability" shall be determined in the same manner as under the Employment Agreement between the Company and the Executive.

          (b) Upon the expiration of the restrictions on the shares of Restricted Stock (whether under (a)(i), (ii) or (iii) above), a stock certificate for the number of shares of Common Stock on which the restrictions have lapsed will be delivered to the Executive, free of all liens, encumbrances or restrictions, except any restrictions imposed by law. If the certificate(s) held in the escrow described in Section 2 are legended to reflect the restrictions in this Section 3, a new certificate will be issued to the Executive without such legend.

          (c) Except as the Company may otherwise permit, prior to the lapse of the restrictions, no right or interest of the Executive in the Restricted Stock may be assigned, encumbered or transferred, except, in the event of death of the Executive, by will or the laws of descent and distribution.

          4.  Withholding Taxes; Bonuses for Tax Payments.  The Executive shall
              -------------------------------------------
be responsible for satisfying any applicable federal, state or local income taxes arising from the Stock Award and the Restricted Stock (including any dividends on such stock); provided, that the Company shall pay cash bonuses to the Executive at the time or times such taxes are due in amounts necessary to pay the federal, state and local income taxes due as a result of the issuance of the Stock Award or the vesting of the Restricted Stock (but not any dividends). The amount of the bonus shall provide the Executive a full tax "gross-up" on the amount of tax due, such that the Executive will be in the same position as if he did not owe any taxes on the Stock Award or the vesting of the Restricted Stock.

          5.  Miscellaneous.  (a)  This Agreement shall be binding upon, and
              -------------
inure to the benefit of, the Executive and his executors, representatives and assigns, and the Company and its successors and assigns.

          (b) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

          (c) The Company shall, as soon as practical after the Transfer Date, prepare and file with the Securities and Exchange Commission a registration statement covering the shares of Common Stock subject to the Stock Award and the Restricted Stock Award, and the Company will use its best efforts to obtain promptly and maintain the effectiveness of such a registration statement. The Company also agrees to register or qualify the subject securities for sale in such states as may be necessary for the Executive to transfer the shares. The Company shall bear all expenses incurred in the preparation and filing of such registration statement (and related state registrations) and furnishing copies of the prospectus to the Executive.

          If, in the opinion of legal counsel for the Company, the delivery of any shares of Common Stock pursuant to this Agreement would not be lawful for any reason, the Company shall not be obligated to delivery such Common Stock to the Executive, unless registration statements that comply with the provisions of the Act and any applicable state securities laws in respect of such shares are in effect at that time, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act and any applicable state securities laws, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law.

          (d)  The Executive hereby represents, warrants and agrees that:

               (i) Unless a registration statement is effective at the time he receives the shares of Common Stock under this Agreement, the shares will be acquired for his own account for investment purposes only and not with a view to resale or distribution thereof;

               (ii) If the shares of Common Stock subject to this Agreement are unregistered, they will be required to be held indefinitely, unless such shares are subsequently registered or an exemption from registration is then available.

If a registration statement has become effective with respect to the shares of Common Stock issued under this Agreement, the Executive's representations, warranties and agreements in this subsection (d) shall no longer apply.

          (e) This Agreement and the Stock Award and the award of Restricted Stock shall not be construed as giving to the Executive the right to be retained in the employ of the Company. Nothing herein contained is intended to supersede any other written employment agreement between the parties hereto.

          (f) This Agreement may only be amended by an instrument in writing executed by both of the parties.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      COMPANY:

                                      INTERMET CORPORATION

(CORPORATE SEAL)

ATTEST:                               By:  Vernon R. Alden
                                         -----------------------------------

                                        Title: Chairman - Compensation Committee
    By:  Peter C. Bouxsein                    --------------------------------
       -------------------------------

    Title: Controller, Asst. secretary
          ----------------------------


                                      EXECUTIVE:

                                      /s/ John Doddridge         (SEAL)
                                      ---------------------------
                                      JOHN DODDRIDGE